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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)    October 30, 1998
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                        Physicians Resource Group, Inc.
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            (Exact name of registrant as specified in its charter)


          Delaware                     1-13778                  76-0456864
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


     Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, TX 75240
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        (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code (972) 982-8200
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Item 1.         Changes in Control of Registrant.
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        On October 30, 1998, five (5) new directors were elected to the Board of
Directors of Physicians Resource Group, Inc. (the "Company"). The new directors are David Meyer, M.D., Chairman, Ralph G. Berkeley, M.D., David D. Dulaney,
M.D., Robert H. Osher, M.D. and John R. Shepherd, M.D. Immediately following the election of the new Board members, Richard Gilleland, Alan Baum, M.D., Ronald Stanfa and Lucius Burch resigned as directors of the Company. Mr. Gilleland, Dr. Baum, Mr. Stanfa and Mr. Burch previously comprised the entire Board of Directors of the Company.

        Each of the newly elected Board members is a physician whose medical practice is managed by the Company or one of its subsidiaries. Each of the newly elected Board members was issued shares of the Company's Common Stock in connection with the Company's acquisition of their medical practice. The Company does not know the current levels of stock ownership, if any, of the new Board members, other than that of Dr. Meyer. According to a Schedule 13D dated May 27, 1998, Dr. Meyer beneficially owns approximately 8.34% of the Company's Common Stock. The Company believes that each of Dr. Shepherd, Dr. Berkeley, Dr. Dulaney and Dr. Osher owns less than 1% of the outstanding shares of the Company's Common Stock.

        During the past several months, Dr. Meyer has been engaged in discussions with the Company regarding a possible acquisition of the Company or restructuring of the Company's operations.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PHYSICIANS RESOURCE GROUP, INC.



        Date: October 30, 1998          By: /s/ Peter G. Dorflinger, President
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